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       LAS VEGAS COGENERATION LIMITED PARTNERSHIP CONTRACT
                              WITH
                      NEVADA POWER COMPANY
                               FOR
                    LONG TERM POWER PURCHASES
                             FROM A
                       QUALIFYING FACILITY


















































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                             TABLE OF CONTENTS

   SECTION                                               PAGE


1. INTRODUCTION AND AGREEMENT..........................     1

2. DEFINITIONS.........................................     2

3. CONTRACT TERMINATION AND MILESTONES.................     5

4. CAPACITY AND ENERGY PAYMENT PROVISIONS..............     7

5. CAPACITY REQUIREMENTS...............................     9

6. CAPACITY AND ENERGY METERING........................    11

7. SELLER'S FACILITIES.................................    13

8. NEVADA'S FACILITIES.................................    21

9. INTERCONNECTION FACILITIES AGREEMENT................    23

10.OPERATIONS COORDINATION AGREEMENT...................     23

11.IMPROVEMENTS AGREEMENTS.............................     23

12.ESCROW PROVISIONS...................................     23

13.BILLING PROVISIONS..................................     24

14.ASSIGNMENT AND DELEGATION...........................     24

15.TAXES...............................................     25

16.LIABILITY...........................................     25

17.INSURANCE...........................................     26

18.UNCONTROLLABLE FORCES...............................     26

19.NON-DEDICATION OF FACILITIES........................     27

20.AMENDMENTS..........................................     27

21.PREVIOUS COMMUNICATIONS.............................     27

22.NON-WAIVER..........................................     27

23.DISPUTES............................................     27

24.REMEDIES............................................     28
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25.GOVERNING LAW.......................................     28

26.NATURE OF OBLIGATIONS...............................     28

27.COMMISSION APPROVAL.................................     28

28.SIGNATURES..........................................     29





EXHIBIT A
Payment Provisions.....................................    A-1


EXHIBIT B
Interconnection Facilities Agreement...................    B-1


EXHIBIT C
Operations Coordination Agreement......................    C-1


EXHIBIT D
Project Improvement Agreement..........................    D-1


EXHIBIT E
Procedure for Establishing Firm Operation..............    E-1


EXHIBIT F
Form of Insured Endorsement............................    F-1


EXHIBIT G
Standby Service Agreement..............................    G-1
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1.   INTRODUCTION AND AGREEMENT:

     This Contract and its Exhibits, entered into between NEVADA POWER COMPANY (Nevada) and LAS VEGAS COGENERATION LIMITED PARTNERSHIP (Seller), constitutes the entire agreement between the Parties for the sale of electric capacity and energy to Nevada from a Qualifying Facility owned and operated by Seller.

     1.1 Seller shall own, operate, and maintain a Qualifying Facility providing electric capacity and energy which Nevada agrees to purchase under the terms and conditions of this Contract.

          1.1.1 Operating Option: During On-Peak hours, the entire electric capacity and energy output of Seller's Generating Facility net of station usage shall be dedicated to Nevada. During all other hours, Nevada shall have first right of refusal to purchase the entire electric capacity and energy output of Seller's Generating Facility net of station usage.

     1.2  Notices to Seller:

          1.2.1 Written notices and correspondence shall be sent to Seller at the following address:

               Las Vegas Cogeneration Limited Partnership
               c/o United Cogen
               Glenway Avenue
               P.O. Box 1280
               Bristol, VA  24203

          1.2.2 Seller's Operating  Representative shall  be:    J.
                Thomas Fowlkes.

          1.2.3 Oral notices shall be conveyed to Seller via telephone at: (703) 466-3322.

          1.2.4 Notices to Seller shall be effective upon receipt by Seller.

     1.3  Notices to Nevada:

          1.3.1 Written notices and correspondence shall be sent to Nevada at the following address:










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                    Nevada Power Company
                    Attention:  Secretary
                    P. O. Box 230
                    Las Vegas, Nevada  89151

               with a copy to Nevada's Operating Representative at the same address.

          1.3.2 Nevada's Operating Representative shall be the Manager of Power Systems Operations; the Supervisor of Interchange Scheduling shall be Nevada's Alternate Operating Representative.

          1.3.3 Oral notices shall be conveyed to Nevada's Operating Representative via telephone at:(702) 367-5390.

          1.3.4 Notices to Nevada shall be effective upon receipt by Nevada.

     1.4  Seller's Qualifying Facility:

          1.4.1 Prior to Firm Operation, Seller shall obtain Qualifying Facility status for Seller's Generating Facility and shall maintain qualification as required by the Federal Energy Regulatory Commission throughout the Contract Term.

          1.4.2     Location: S.E. Corner of Alexander and Bruce
                     North Las Vegas, Nevada

          1.4.3     Contract Capacity: 45 MW.

          1.4.4     Estimated Annual Energy Delivery: 208,000 MWH.

          1.4.5     Fuel Type: Gas.

          1.4.6 The expected date of Firm Operation for Seller's Facilities is June 1, 1994. Nevada's Facilities shall be completely constructed and capable of energization not later than February 1, 1994.

2. DEFINITIONS: Common electric utility industry terms shall have the meaning ascribed to them in the Edison Electric Institute "Glossary of Electric Utility Terms" (Pub. No. 04-84-06). The following terms, whether used in the singular or plural, and when initially capitalized, shall have the indicated meanings:








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     2.1  Applicable Laws:   Any  effective law,  rule, regulation,
          ordinance, order, code, judgment, decree, injunction, or decision of any federal, state, or local government, authority, agency, court, or other governmental body having jurisdiction over the matter in question.

     2.2 Applicable Permits: Any action, approval, consent, waiver, exemption, variance, franchise, order, authorization, right, or license required in connection with Seller's Facilities.

     2.3  Capacity:   The kilowatts produced by Seller's Generating
          Facility and purchased by Nevada.

     2.4  Commission:  The Public Service Commission of Nevada.

     2.5  Contract:   This document  and its  attached exhibits, as
          amended.

     2.6 Contract Capacity: The electric power producing capability of Seller's Generating Facility that is dedicated to Nevada and more specifically described in
          Section 1.4.3.

     2.7  Contract Term:   The  period during  which  Nevada  shall
          purchase Capacity or Energy, or both, from Seller and ending on the date set forth in Section 3.1.

     2.8 Electric System Integrity: The state of operation of an electric system that maximizes the health, welfare, and safety of personnel and the general public; minimizes the risk of injury to personnel and the general public; minimizes the risk of damage to property; and maximizes the system's ability to provide electric service to customers in accordance with electric utility standards.

     2.9  Emergency:   Any condition  that, in  Nevada's  judgment,
          adversely affects Nevada's Electric System Integrity.

     2.10 Energy:     The  kilowatt-hours   produced  by   Seller's
          Generating Facility that are purchased by Nevada.

     2.11 Excess  Capacity:     Capacity   that  exceeds   Contract
          Capacity.

     2.12 Excess Energy:  Energy associated with Excess Capacity.

     2.13 Firm Operation:   The  date agreed upon by the Parties on
          which Seller complied with the requirements of Exhibit E.








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     2.14 Forced Outage:    Any  outage,  other  than  a  Scheduled
          Outage, that fully or partially curtails the production or delivery of Energy to Nevada.

     2.15 Generating Facility:   A  plant containing  prime movers,
          electric generators, and auxiliary equipment required to produce electric energy.

     2.16 Interconnection Facilities: The facilities that shall be required to connect a Generating Facility to an electric system, and the incremental facilities that shall be required to transmit the output of a Generating Facility to distribution points on that electric system.

     2.17 Interconnection Point: The point designated in Exhibit B where the transfer of electric energy between Nevada and Seller will take place.

     2.18 Lender:   The entities  that have  provided financing for
          Seller's Facilities.

     2.19 Maintenance Months:   As  designated in  Exhibit  A,  the
          months of March, April, October, and November.

     2.20 Nevada:   Nevada Power  Company, its directors, officers,
          employees, and agents with authority to act on its behalf.

     2.21 Off-Peak Hours:  The hours designated in Exhibit A.

     2.22 On-Peak Hours:  The hours designated in Exhibit A.

     2.23 Operating Communications: Any transmittals between the Parties of information required to ensure Nevada's Electric System Integrity. Provisions for Operating Communications are contained in Exhibit C.

     2.24 Operating Representative: The individuals appointed by each Party to ensure effective communication, coordination, and cooperation between the Parties. Either Party may change its Operating Representative by providing written notice of the change to the other Party. Such changes shall not be considered amendments to this Contract.

     2.25 Party:  Nevada or Seller.

     2.26 Qualifying Facility: A cogeneration or small power production facility that meets the criteria defined in Title 18, Code of Federal Regulations, Sections 292.201 through 292.207.






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     2.27 Scheduled Outage:    Any  outage,  other  than  a  Forced
          Outage,  that   shall  fully  or  partially  curtail  the
          production and delivery of Seller's electric energy to Nevada and has been noticed in accordance with the requirements of this Contract.

     2.28 Seller:     The  entity  designated  in  Section  1,  its
          directors, officers, employees, and agents with authority to act on its behalf.

     2.29 Tariff: The rate schedules and service rules that have been promulgated by Nevada and approved by the Commission, as amended from time to time. Nevada's Tariffs shall be on file with the Commission.

     2.30 Uncontrollable Force: Any occurrence beyond the reasonable control of a Party that renders a Party incapable of performing its obligations. Uncontrollable Forces shall include, but not be limited to floods, droughts, earthquakes, storms, fires, pestilence, lightning or other natural catastrophes; epidemics; wars; riots, civil disturbance, or other civil disobedience; strikes or other labor disputes; action or inaction of legislative, judicial, regulatory, or other governmental bodies that may render or may have rendered actions illegal in accordance with this Contract; and failure, threat of failure, or sabotage of facilities that have been operated and maintained in accordance with the requirements of this Contract.

3.   CONTRACT TERMINATION AND MILESTONES:

     3.1 This Contract shall become effective upon execution by the Parties and shall terminate on May 31, 2024 unless the Commission does not approve this Contract within ninety (90) days of receipt from Nevada; in that case, this Contract shall terminate ninety (90) days after Commission receipt. If, however, the docket assigned to this Contract is scheduled for hearing within ninety (90) days of receipt of this Contract by the Commission, then the Contract shall terminate six (6) months after the Commission's receipt if it has not been approved by the Commission according to Section 27. Any amendments to this Contract shall also be subject to the approval process described in this Section 3.1.

     3.2  Seller  has   established  the  following  milestones  to
          demonstrate to  Nevada diligent  development of  Seller's
          Facilities.








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          3.2.1     Not  later  than  May  1,  1993,  Seller  shall
               provide Nevada  a copy  of Seller's  Agreement  with
               Seller's steam  host.   Confidential and proprietary
               information may be deleted from the submittal.

          3.2.2 Not later than May 1, 1993, Seller shall obtain a firm, fifteen (15) year primary and secondary fuel supply and related transportation. Seller shall provide Nevada copies of signed agreements indicating accomplishment of this project development task. Confidential and proprietary information may be deleted from the submittals.

          3.2.3 Not later than May 1, 1993, Seller shall provide Nevada a copy of Seller's water service agreement; zoning permits; Clark County Health District/Environmental Protection Agency Permit to Construct; and, Utility Environmental Protection Act
               (UEPA) Permit  to  construct  as  described  in  NRS
               704.820 to 704.900, inclusive.

          3.2.4 Not later than July 1, 1993, Lender shall provide Nevada a letter written on Lender's corporate letterhead stationery certifying that it is providing full project financing for Seller through Firm Operation.

          3.2.5 Not later than April 1, 1993, Seller shall provide Nevada a copy of its Engineering, Procurement, and Construction (EPC) Contract evidencing consummation of a turnkey agreement for project construction. Confidential and proprietary information may be deleted from the submittal.

          3.2.6 Not later than February 1, 1994, Seller shall start construction, i.e., pour first structural concrete, of Seller's Facilities. Commencing with start of construction, Seller shall provide Nevada copies of monthly construction progress reports.

          3.2.7     Not  later  than  May  1,  1994,  Seller  shall
               provide Nevada a copy of the Federal Energy Regulatory Commission (FERC) Order granting Application for Certification as a Qualifying Facility for Seller's Facilities.












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          3.2.8     Not later  than January  1, 1995,  Seller shall
               achieve Firm Operation of Seller's Facilities.

               If Seller does not achieve Firm Operation by June 1, 1994, for any reason, and Nevada must purchase replacement power between June 1, 1994 and January 1, 1995 at a cost higher than the contract rate, Seller agrees to reimburse Nevada the difference between Nevada's replacement power cost and the cost Nevada would have paid Seller for the same increment of power.

     3.3 This contract shall be terminated thirty (30) days after Seller's failure to meet any milestone specified in
          Section 3.2, unless such failure has been caused by Nevada, or unless such failure has been cured by Seller or Lender within thirty (30) days of Seller's failure to meet the specified milestone.

          3.3.1     The  milestones   of  Section   3.2  shall   be
               appropriately adjusted to reflect any delays caused by Nevada.

     3.4 Termination of this Contract shall not excuse either Party from any obligations, other than Seller's obligation to deliver additional Capacity and Energy to Nevada, incurred by either Party prior to termination of this Contract. This Contract shall remain effective until both Parties have discharged their obligations and have exercised their rights and remedies in accordance with the provisions of this Contract.

4.   CAPACITY AND ENERGY PAYMENT PROVISIONS:

     4.1  Capacity Rates:

          4.1.1 Starting with Firm Operation and continuing through the Contract Term, Seller shall be paid for Capacity at the rates agreed upon by the Parties and set forth in Exhibit A.

          4.1.2 Prior to Firm Operation, Seller shall not be paid for capacity unless Nevada, because of operating conditions, experiences a capacity requirement that may be met by Seller, in which case Seller shall be paid for Capacity at Nevada's Tariff Schedule QF-Short Term Capacity rates effective at the time of delivery.

          4.1.3 Seller shall not be paid for Excess Capacity unless Nevada, because of operating conditions, experiences a capacity requirement that may be met by Seller's Excess Capacity, in which case Seller shall be paid for Excess Capacity at Nevada's Tariff



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               Schedule QF-Short  Term Capacity  rates effective at
               the time of delivery.

          4.1.4 If Seller obtains Qualifying Facility status prior to Firm Operation and subsequent to Firm Operation loses such status for reasons beyond Seller's reasonable control, Seller shall be paid for Capacity delivered to Nevada during the periods that Seller does not have Qualifying Facility status at rates equal to eighty (80) percent of the Capacity rates otherwise agreed upon by the Parties.

     4.2  Energy Rates:

          4.2.1 Starting with Firm Operation and continuing through the Contract Term, Seller shall be paid for Energy at the rates agreed upon by the Parties and set forth in Exhibit A.

          4.2.2 Prior to Firm Operation, Seller shall be paid for Energy at Nevada's Tariff Schedule QF-Short Term Energy rates effective at the time of delivery.

          4.2.3 Seller shall be paid for Excess Energy at Nevada's Tariff Schedule QF-Short Term Energy rates effective at the time of delivery.

          4.2.4 If Seller obtains Qualifying Facility status prior to Firm Operation and subsequent to Firm Operation loses such status for reasons beyond Seller's reasonable control, Seller shall be paid for Energy delivered to Nevada during the periods that Seller does not have Qualifying Facility status at Energy rates equal to eighty (80) percent of the Energy rates otherwise agreed upon by the Parties.

     4.3  Payment Procedures:

          4.3.1 Not later than thirty (30) days after the end of each monthly payment period, Nevada shall send Seller a statement showing the Capacity and Energy received by Nevada during the payment period and Nevada's check in payment of the amount due Seller. If two or more rates are applicable to any payment period, Nevada's payment shall be based upon the amount of Capacity and Energy received by Nevada during the period each rate was applicable, or, if such information is unavailable, Nevada's payment shall be based upon the number of hours each rate was applicable.







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          4.3.2     Seller  shall  have  the  right  of  access  to
               Nevada's records that are reasonably required to confirm the accuracy of Nevada's statement. Within thirty (30) days of Seller's receipt of Nevada's statement, Seller shall notify Nevada in writing of any error in Nevada's statement. If Seller fails to provide such notice, Seller shall waive all rights to an adjusted payment for the subject payment period.

               If Seller notifies Nevada of an error in Nevada's statement, or if Nevada discovers an error in its statement within thirty (30) days of issuing the statement, Nevada shall provide an adjusted statement to Seller. If Nevada's error results in an additional payment to Seller, Nevada's check in payment of the amount due Seller shall accompany the adjusted statement. If Nevada's error results in a refund to Nevada, Nevada's bill for the amount due Nevada shall accompany the adjusted statement.

5.   CAPACITY REQUIREMENTS:   Unless otherwise provided within this
     section, Uncontrollable Forces shall not excuse Seller from the performance requirements of this section.

     5.1 Performance Requirements: Unless otherwise instructed by Nevada, Seller shall make Contract Capacity available to Nevada during On-Peak hours during the Contract Term. Seller shall be considered to have met that obligation whenever Seller meets or exceeds the performance requirements of this Section 5.

          5.1.1 Summer Season: For the purposes of this section, a summer season shall include May, June, July, August, and September. During a summer season, total Energy produced and delivered to Nevada during the On-Peak hours of that season must equal or exceed the product of Contract Capacity, the number of On-Peak hours during that season, and 0.90.

          5.1.2 Winter Season: For the purposes of this section, a winter season shall include the months of December, January, and February. During a winter season, total Energy produced and delivered to Nevada during the On-Peak hours of that season must equal or exceed the product of Contract Capacity, the number of On-Peak hours during that season, and 0.90.








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          5.1.3     For the purposes of this section, On-Peak hours
               shall be those hours designated in Exhibit A for the summer and winter seasons less any coincidental operating hours lost because of the occurrence of the events expressly listed in Sections 5.2.1 and 5.3.1.

     5.2  Summer Probation:

          5.2.1 If, for reasons other than limitations imposed by Nevada, or natural catastrophes, epidemics, wars, civil disobedience, or sabotage of facilities, Seller fails to meet the performance requirements of
               Section 5.1.1 during any summer season, Seller shall be placed on summer probation for a period not to exceed twelve (12) months.

          5.2.2 If, for reasons other than limitations imposed by Nevada, Seller fails to produce and deliver Energy to Nevada that equals or exceeds the product of Contract Capacity, the number of On-Peak hours in the month, and 0.90 during any month of a summer season within a summer probationary period, Nevada shall have the right to extend the summer probationary period for an additional twelve (12) months or to reduce Contract Capacity to a level not less than the average capacity level achieved by Seller during the On-Peak hours of the preceding summer season.

          5.2.3 If Seller meets the performance requirements of this Contract during each month of a summer season within a summer probationary period, Seller shall be taken off summer probation. Seller shall also be taken off summer probation if Seller demonstrates, to Nevada's reasonable satisfaction that the problems which caused Seller to be placed on summer probation have been rectified, and Seller is able to produce and deliver Contract Capacity to Nevada in accordance with the requirements of this Contract.

     5.3  Winter Probation:

          5.3.1 If, for reasons other than limitations imposed by Nevada, or natural catastrophes, epidemics, wars, civil disobedience, or sabotage of facilities, Seller fails to meet the performance requirements of
               Section 5.1.2 during any winter season, Seller shall be placed on winter probation for a period not to exceed twelve (12) months.







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          5.3.2     If, for  reasons other than limitations imposed
               by Nevada, Seller fails to produce and deliver Energy to Nevada that equals or exceeds the product of Contract Capacity, the number of On-Peak hours in the month, and 0.90 during any month of a winter season within a winter probationary period, Nevada
               shall  have   the  right   to  extend   the   winter
               probationary period for an additional twelve (12) months or to reduce Contract Capacity to a level not less than the average capacity level achieved by Seller during the On-Peak hours of the preceding winter season.

          5.3.3 If Seller meets the performance requirements of this Contract during each month of a winter season within a winter probationary period, Seller shall be taken off winter probation. Seller shall also be taken off winter probation if Seller demonstrates, to Nevada's reasonable satisfaction, that the problems which caused Seller to be placed on winter probation have been rectified, and that Seller is able to provide Contract Capacity in accordance with the requirements of this Contract.

     5.4 Contract Capacity Changes: If Contract Capacity is reduced for any reason the requirements and provisions of this Contract shall remain applicable in their entirety to the reduced capacity. If contract Capacity is reduced for any reason, Seller shall, upon receipt of Nevada's bill, refund to Nevada with interest at the rate established by the Commission for Nevada's overall rate of return, all payments to Seller in excess of the amount that would have been paid if Contract Capacity reduction had been in effect for the time periods shown in the following table.

               Contract Capacity        In
                 Reduction            Effect
               0 to 1,000 kW          1 year
               1,001 to 70,000 kW     3 years

6.   CAPACITY AND ENERGY METERING:

     6.1 Unless otherwise agreed upon by the Parties and set forth in Exhibit B, meters and metering equipment to measure Capacity and Energy shall be provided, owned, operated, and maintained by Nevada as Nevada's Facilities.

     6.2  Meters and  metering  equipment  shall  be  installed  in locations designated by Nevada in Exhibit B. If the meters and metering equipment are installed at locations other than the Interconnection Point, Nevada shall have the right to install loss compensation equipment to reflect the losses that would have been recorded by the



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
          meters if the meters and metering equipment had been installed at the Interconnection Point.

     6.3 Seller shall not undertake any action that may interfere with the operation of Nevada's meters and metering equipment. If Seller fails to comply with the requirements of this section, Nevada shall have the right, without liability, to isolate Seller's Facilities from Nevada's electric system until Nevada's meters and metering equipment are reinstalled in a location that is inaccessible to Seller.

     6.4 Nevada's meters and metering equipment shall be tested and calibrated upon installation and thereafter at intervals not to exceed two (2) years in accordance with the provisions of the American National Standard Institute Code for Electricity Metering (ANSI C12.1, latest revision). Nevada shall provide fifteen (15) days prior written notice of meter testing to Seller. Seller shall have the right to monitor Nevada's meter testing.

          Seller shall also have the right to request additional testing and calibration of Nevada's meters and metering equipment. If so requested in writing, Nevada shall test and calibrate Nevada's meters and metering equipment within thirty (30) days of receipt of Seller's request. If the accuracy of Nevada's meters and metering equipment is within the limits established in ANSI C12.1, Seller shall bear the cost of such additional tests. Billing for such costs shall be in accordance with the requirements of Section 13 or Exhibit B, whichever is applicable. If the accuracy of Nevada's meters and metering equipment is outside the limits established in ANSI C12.1, Nevada shall bear the cost of such additional tests.

     6.5 If the accuracy of Nevada's meters and metering equipment is outside the limits established in ANSI C12.1, Nevada shall repair and recalibrate or replace Nevada's meters and metering equipment, and Nevada shall adjust payments to Seller for Capacity and Energy delivered to Nevada during the period in which the inaccuracy existed. If the period in which the inaccuracy existed cannot be determined, adjustments shall be made for a period equal to one-half of the elapsed time since the last test and calibration of Nevada's meters and metering equipment; however, the adjustment period shall not exceed six (6) months. If adjustments are required, Nevada shall render a statement describing the adjustments to Seller within thirty (30) days of the date on which the inaccuracy was rectified. Additional payments to Seller, or Nevada's bill for refunds due Nevada, as applicable, shall accompany Nevada's statement.




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

     6.6 If Nevada's meters fail to register, Nevada shall make payments to Seller that are based upon Nevada's estimate of the best available alternative information. Nevada's estimated payments shall have the same meaning as actual payments.

7. SELLER'S FACILITIES: Seller's Facilities shall mean Seller's Generating Facility and Seller's Interconnection Facilities. Seller's Interconnection Facilities are described in Exhibit B.

     7.1 Ownership: Seller's Facilities may be leased or owned, and shall be designed, constructed, operated, maintained, and improved by Seller. All costs associated with Seller's Facilities, whether incurred by Nevada or by Seller, shall be borne by Seller.

     7.2  General:

          7.2.1 Nevada shall have the right, without liability, to either isolate Seller's Facilities from Nevada's electric system or to refuse to connect Seller's Facilities to Nevada's electric system if Seller fails to comply with any of the requirements of this Contract and adversely affects Nevada's Electric System Integrity.

               Nevada shall also have the right, without liability, to either isolate Seller's Facilities from Nevada's electric system or to refuse to connect Seller's Facilities to Nevada's electric system if failure to do so would render Nevada's conduct unlawful.

          7.2.2 Seller shall neither solicit nor accept advice from any Nevada representative except Nevada's Operating Representative. If requested by Seller, Nevada's Operating Representative shall provide, to the extent possible, advice to Seller relative to the design, construction, operation, maintenance, and improvement of Seller's Facilities. Such advice shall be provided as a courtesy. Seller shall save harmless and indemnify Nevada from any direct or indirect loss or liability, including attorney's fees and other costs of litigation, resulting from Seller's implementation of Nevada's advice.

          7.2.3 Seller shall design, construct, operate, maintain, and improve Seller's Facilities in accordance with prudent engineering, construction, operation, and maintenance practices. Seller shall comply with all Applicable Laws even if compliance necessitates improvements to Seller's Facilities or interferes with the operation of Seller's Facilities. In addition, Seller shall operate

               Seller's Facilities so as to ensure, to a reasonable extent, the production and delivery of electric energy to Nevada consistent with Nevada's requirements. If Seller fails to comply with the requirements of this section, Seller shall save harmless and indemnify Nevada from any direct or indirect loss or liability, including attorney's fees and other costs of litigation, resulting from Seller's failure to comply with these requirements.

          7.2.4 Nevada shall have the right, without liability, to monitor and make recommendations to Seller regarding any aspect of the construction, operation, maintenance, and improvement of Seller's Facilities provided that such recommendations, if implemented, do not unreasonably interfere with the construction, operation, maintenance, or improvement of Seller's Facilities and, provided further, that such recommendations are required, in Nevada's reasonable judgment, to maintain Nevada's Electric System
               Integrity  or   to  ensure   compliance   with   the
               requirements   of    this   Contract.       Nevada's
               recommendations shall be made as a courtesy. Seller shall save harmless and indemnify Nevada from any direct or indirect loss or liability, including attorney's fees and other costs of litigation, resulting from Seller's implementation of Nevada's recommendations.

          7.2.5     Seller   shall   acquire   and   maintain   all
               Applicable Permits for Seller's Facilities.

          7.2.6     Seller   shall   acquire   and   maintain   all
               easements, rights-of-way, and land rights required for Seller's Facilities.

          7.2.7 Seller shall complete all environmental impact studies required for Seller's Facilities.

          7.2.8 Seller shall complete all feasibility studies required for Seller's Facilities.

     7.3  Design:

          7.3.1 Seller shall design Seller's Facilities so that those facilities do not impose any voltage or current upon Nevada's system that could interfere with Nevada's operations, lower the quality of service to Nevada's customers, or interfere with the operation of any communications facilities.







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

          7.3.2 Seller shall design Seller's Facilities so that those facilities are protected from damage that could result from disturbances on Nevada's electric system or the electric systems to which Nevada is interconnected.

          7.3.3 Seller shall design Seller's Facilities so that those facilities incorporate reactive power equipment capable of maintaining a power factor ranging from 0.90 lagging to 0.90 leading at the Interconnection Point whenever Capacity is being delivered to Nevada at that point.

          7.3.4 Seller shall design Seller's Facilities so that they incorporate two separate, independent fuel supplies and transportation systems throughout the term of the Contract. The design should assure that Seller's Generating Facility will be available during periods when fuel supply curtailments might otherwise limit the delivery of Contract Capacity and Energy to Nevada. Proof of compliance with this
               Section 7.3.4 will be submitted to the Commission following approval of the Contract.

          7.3.5 Seller shall provide those drawings and specifications reasonably required by Nevada to accomplish its design review. Nevada shall review and specify modifications to the design of Seller's Facilities if necessary to maintain Nevada's Electric System Integrity and to ensure compliance with the requirements of this Contract. In conjunction with Nevada's design review, Nevada shall designate the minimum set of protective devices that shall be required to protect Nevada's electric system whenever any of Seller's Facilities are connected to Nevada's electric system. Nevada shall not unreasonably withhold or delay its review of any design related drawing or specification that has been submitted to Nevada for review and approval.

          7.3.6 Seller shall modify Seller's design as reasonably required by Nevada and shall provide revised drawings and specifications that are required by Nevada to confirm compliance with Nevada's requirements.


     7.4  Construction:

          7.4.1 Prior to the start of Seller's construction, Seller shall furnish Nevada a construction schedule for Seller's Facilities. Upon receipt of pertinent information, Seller shall notify Nevada of any



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
               changes in that construction schedule that may affect or may have affected Firm Operation.

          7.4.2 Seller shall construct Seller's Facilities in accordance with Seller's design as modified to reflect the changes, if any, that are reasonably required by Nevada. Seller shall furnish and install all equipment that may be reasonably required by Nevada to maintain Nevada's Electric System Integrity and to ensure compliance with the requirements of this Contract.

          7.4.3     Seller shall  provide to  Nevada, as reasonably
               required  by   Nevada,  "as   built"  drawings   and
               specifications for Seller's Facilities.

     7.5  Initial Operation:

          7.5.1 Seller shall not connect any of Seller's Facilities to Nevada's electric system or operate any of Seller's generators in parallel with Nevada's electric system, without the prior written approval of Nevada's Operating Representative and without properly calibrated, tested, and fully operational protective devices in service, as designated by Nevada. Nevada's approval shall not be unreasonably withheld or delayed. If Nevada's approval is withheld, Nevada shall provide Seller a written explanation including a list of required remedial actions within fifteen (15) days of the date Nevada withheld its approval.

          7.5.2 Seller shall notify Nevada's Operating Representative at least fifteen (15) days prior to initial energization of any of Seller's Interconnection Facilities. Nevada shall then inspect Seller's Interconnection Facilities and approve initial energization if, in Nevada's reasonable judgment, Seller's Facilities can be energized without adversely affecting Nevada's Electric System Integrity. Nevada's approval shall be in writing.

          7.5.3 Seller shall notify Nevada's Operating Representative at least fifteen (15) days prior to initial testing and calibration of Seller's protective devices. Nevada shall inspect and approve Seller's protective devices after that initial testing and calibration if Seller has demonstrated, to Nevada's reasonable satisfaction, the correct calibration and operation of Seller's protective devices. Nevada's approval shall be in writing.

          7.5.4 Seller shall notify Nevada's Operating Representative at least fifteen (15) days prior to initial operation of any of Seller's generators in parallel with Nevada's electric system. Nevada shall inspect and approve Seller's generators prior to initial operation of those generators in parallel with Nevada's electric system if Seller has demonstrated, to Nevada's reasonable satisfaction, the ability to synchronize Seller's generators with Nevada's electric system, and to operate Seller's generators in parallel with Nevada's electric system without adversely affecting Nevada's Electric System Integrity. Nevada's approval shall be in writing.

          7.5.5 Prior to Firm Operation, Seller shall demonstrate, to Nevada's reasonable satisfaction, the ability to produce and deliver Contract Capacity to Nevada. Seller's demonstration shall be according to the procedures set forth in Exhibit E. If Seller fails to demonstrate the ability to produce and deliver Contract Capacity to Nevada, Nevada shall have the right, without liability, to reduce Contract Capacity to the level Seller is able to produce and deliver.

     7.6  Operation and Maintenance:

          7.6.1 To the extent set forth in Exhibit C, Seller shall maintain Operating Communications with Nevada.

          7.6.2 Seller shall neither connect any of Seller's Facilities to Nevada's electric system nor operate a generator in parallel with Nevada's electric system without the prior approval of Nevada's Operating Representative. Procedures for obtaining such approval are set forth in Exhibit C.

          7.6.3 Nevada shall have the right to require Seller to reduce the output of Seller's Generating Facility or to isolate any of Seller's Facilities from Nevada's electric system if, in Nevada's reasonable judgment, such actions are required to facilitate the maintenance of any of Nevada's facilities or to maintain Nevada's Electric System Integrity. Nevada shall, within a reasonable period of time and to the extent possible, endeavor to correct the condition that necessitated the reduction or isolation. The duration of such reduction or isolation shall be limited to the period of time that the condition exists plus a reasonable period of time for the restoration of Nevada's electric system to an operating condition that allows Nevada to resume the discharge of its obligations in accordance with the requirements of this Contract.

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

                In accordance with 18 CFR Section 292.304(f), Nevada shall also have the right to require Seller to reduce the delivery of electric energy to Nevada during Off-Peak or light-load hours when, due to operational circumstances other than economic dispatch, purchases from Seller will result in costs greater than those that Nevada may otherwise incur if Nevada generates or purchases an equivalent amount of energy. Nevada shall provide one (1) hour's oral notice of such reduction to Seller. The exercise of Nevada's right shall be subject to a calendar year energy limitation equal to the product of Contract Capacity and one thousand (1,000) hours. The amount of energy curtailed shall be determined by multiplying the hours of curtailment by the magnitude of the reduction below Seller's average rate of delivery
                (KW) to Nevada during the hour immediately preceding the start of curtailment.

                If Nevada requires Seller to reduce the output of Seller's Generating Facility or to isolate any of Seller's Facilities from Nevada's electric system, Seller shall neither increase the output nor reconnect the isolated facilities without the prior approval of Nevada's Operating Representative. Provisions for obtaining such approval are set forth in Exhibit C.

          7.6.4 Seller shall avoid the imposition of any voltage or current upon Nevada's electric system that interferes with Nevada's operations, distorts the electric service provided to Nevada's customers, or interferes with the operation of any communications facilities. If Seller imposes such a voltage or current upon Nevada's electric system, Seller shall, immediately upon learning of such condition, pursue and implement remedial measures.

          7.6.5 Except as otherwise agreed upon by the Parties' Operating Representatives, Seller shall have all of Seller's protective devices, as designated by Nevada, in service whenever Seller's Facilities are connected to Nevada's electric system.

          7.6.6 Seller shall provide Seller's reactive power requirements. Seller shall also provide reactive power reasonably required by Nevada to maintain Nevada's Electric System Integrity, provided that such requirements are consistent with the capabilities of Seller's Facilities and do not adversely affect Seller's ability to provide Capacity and Energy to Nevada in accordance with

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
                the requirements of this Contract. Seller shall not deliver excess reactive power to Nevada without the prior approval of Nevada's Operating Representative. Procedures for obtaining such approval are set forth in Exhibit C.

          7.6.7 Seller shall maintain operation and maintenance logs for Seller's Facilities that contain such data as are set forth in Exhibit C. Nevada shall have the right to inspect or request a copy of Seller's operation and maintenance logs. If so requested, Seller shall provide the copy within five (5) days of Seller's receipt of Nevada's request.

          7.6.8 Seller    shall     notify    Nevada's    Operating
                Representative of any condition that may have affected Seller's ability to produce and deliver Contract Capacity to Nevada. Procedures for such notice are set forth in Exhibit C.

          7.6.9 If Nevada, as a result of participation in a power pool or coordinating council, is required to routinely demonstrate the capacity of its generating facilities, Seller shall routinely demonstrate, to Nevada's reasonable satisfaction, the ability to produce and deliver Contract Capacity to Nevada. Seller's demonstrations shall be in accordance with the procedures established by the power pool or coordinating council.

          7.6.10 If Nevada, as a result of participation in a power pool or coordinating council, is required to comply with the operating criteria of that power pool or coordinating council, Seller shall also comply with those operating criteria. The criteria which Seller shall comply with are set forth in Exhibit C.

          7.6.11 Seller shall notify Nevada's Operating Representative in advance of all Scheduled Outages. Unless the Parties' Operating Representatives agree otherwise, the minimum required advance notice shall be two (2) days if the expected outage duration is less than one (1) day; five (5) days if the expected outage duration is between one (1) and five (5) days; and, fifteen (15) days if the expected outage duration is longer than five (5) days. Procedures for Seller's notices are set forth in Exhibit C.

                Unless operating conditions dictate otherwise, Seller shall schedule all outages of expected duration of less than five (5) days for completion during the period designated by Nevada's Operating

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
                Representative. Unless operating conditions dictate otherwise, Seller shall schedule all outages of expected duration of greater than five
                (5) days for completion during Maintenance Months as designated by Nevada's Operating Representative.

          7.6.12 If requested by Nevada's Operating Representative, Seller shall, at no additional cost to Nevada, make every reasonable effort to produce Contract Capacity in case of an Emergency during On-Peak hours. If Seller has scheduled an outage when the Emergency occurs, Seller shall make every reasonable effort to reschedule the outage. Nevada waives the minimum notice requirements of Section
                7.6.11 if Seller, at Nevada's request, does not take a properly scheduled outage and subsequently seeks to reschedule that outage.

          7.6.13 Seller shall test and calibrate Seller's protective devices at intervals agreed upon by the Parties' Operating Representatives, but not more than every four (4) years. Seller shall notify Nevada's Operating Representative at least thirty
                (30) days prior to such testing and calibration. Procedures for Seller's notices are set forth in Exhibit C.

                If Nevada, because of an analysis of operating conditions, or the addition of facilities to Nevada's electric system, or the modification of facilities on Nevada's electric system, has reason to doubt the effectiveness of Seller's protective devices, Nevada shall have the right, without liability, to require Seller to retest and recalibrate those devices and to demonstrate, to Nevada's reasonable satisfaction and at no additional cost to Nevada, the proper calibration and operation of those devices. If operating conditions allow, Nevada shall also have the right, without liability, to retest and recalibrate those devices and to bill Seller for the associated costs in accordance with the provisions of Section 13 or Exhibit B, whichever is applicable.

     7.7 Nevada's Review: Any review of the design, construction, operation, maintenance, or improvement of Seller's Facilities by Nevada is solely for Nevada. Nevada makes no representation as to the economic or technical feasibility or suitability of any of Seller's Facilities for any purpose. Seller shall not represent to any third party that Nevada's review constitutes such a representation.





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
8. NEVADA'S FACILITIES: Nevada shall, as agreed upon by the Parties and set forth in Exhibit B, provide facilities required to implement the requirements of this Contract. Nevada's Facilities shall be those facilities designated in Exhibit B.

     8.1 Ownership: Nevada's Facilities shall be owned, designed, constructed, operated, maintained, and improved by Nevada. Unless otherwise agreed upon by the Parties and set forth in Exhibit B, all costs associated with Nevada's Facilities, whether incurred by Nevada or by Seller, shall be borne by Seller.

     8.2  Construction Cost and Deposits:

          8.2.1 The estimated cost of Nevada's Facilities for which Seller shall have cost responsibility shall be determined according to procedures set forth in Exhibit B1.

          8.2.2 Within thirty (30) days of Commission approval of this Contract, Seller shall deposit the estimated cost of Nevada's Facilities with Nevada. Failure to do so shall be cause for immediate cancellation of this Contract by Nevada. Seller's cost for the design and construction of that portion of Nevada's Facilities for which Seller has deposited the estimated cost with Nevada shall be adjusted to Nevada's actual cost after the facilities are complete. If Seller's construction deposits exceed Nevada's actual cost, Nevada shall refund the excess to Seller within sixty (60) days of completing those facilities. If Nevada's actual cost exceeds Seller's construction deposits, Nevada shall bill Seller for the excess cost. Seller shall have sixty
               (60) days to remit payment to Nevada for Nevada's excess construction costs. Failure to do so shall be cause for immediate cancellation of this Contract by Nevada.

          8.2.3 If any portion of Nevada's Facilities which Seller has paid for is used for the sale of electric energy to Seller and related parties as defined in Internal Revenue Service Advance Notice 88-129, and if the electric energy that is sold to Seller and related parties is projected to exceed five (5) percent of the electric energy sold to Nevada by Seller under the provisions of this Contract, the estimated cost of such facilities shall be increased by 30.185 percent to cover the income tax liability attributable to such facilities.

          8.2.4 If any portion of Nevada's Facilities which Seller has paid for is deemed "nontaxable" for the purposes of Section 8.2.3, and if those facilities subsequently become taxable, Nevada shall bill Seller for the income tax liability attributable to such facilities because of the sales to Seller and related parties.

     8.3 Construction: Prior to the start of construction, Nevada shall furnish a construction schedule for Nevada's Facilities to Seller. Nevada shall notify Seller of any changes in that schedule that may affect or may have affected Firm Operation.

          Seller shall release Nevada from any direct or indirect loss and liability, including attorney's fees and other costs of litigation, resulting from any delay in completing Nevada's Facilities that is caused by Seller or by circumstances beyond Nevada's reasonable control.

     8.4  Project Abandonment:   If  this  Contract  is  terminated
          prior to Firm Operation, Seller shall bear all costs associated with Nevada's Facilities that were incurred by Nevada prior to Contract termination plus all removal and abandonment costs incurred by Nevada subsequent to contract termination. Seller's cost for the design, construction, and removal and abandonment of Nevada's Facilities shall be adjusted to Nevada's actual cost net of salvage value after Nevada's removal and abandonment activities are complete.




     8.5  Operation and Maintenance:

          8.5.1 Nevada shall operate and maintain Nevada's Facilities in accordance with Nevada's methods of operation and maintenance.

          8.5.2 Nevada shall notify Seller's Operating Representative of any condition that may affect or may have affected Seller's ability to produce and deliver Contract Capacity to Nevada.

          8.5.3 Unless otherwise agreed upon by the Parties and set forth in Exhibit B, Nevada shall render monthly bills to Seller for direct and indirect operation and maintenance costs associated with Nevada's Facilities that were incurred by Nevada during the billing period. Indirect costs shall include, but not be limited to, labor loadings for administrative and general, FICA, bodily injury insurance, property damage insurance, group insurance, industrial insurance, holiday pay, sick leave, vacation pay, pension plans, supervision, tools, transportation, and unemployment taxes.

9. INTERCONNECTION FACILITIES AGREEMENT: Upon execution of this Contract, the Parties shall execute an Interconnection Facilities Agreement which shall be attached to this Contract as Exhibit B.

10. OPERATIONS COORDINATION AGREEMENT: Upon execution of this Contract, the Parties shall execute an Operations Coordination Agreement which shall be attached to this Contract as Exhibit C.

11. IMPROVEMENTS AGREEMENTS: If improvements are required, the Parties shall execute Improvements Agreements which shall be attached to this Contract as Exhibit D. Improvements shall include any modifications and additions to Seller's Interconnection Facilities or Nevada's Facilities that are required to maintain Nevada's Electric System Integrity or to comply with the directive of any governmental body.

     The execution of Improvements Agreements shall not obligate Nevada to increase the rates set forth in Exhibit A or to otherwise compensate Seller for costs incurred by Seller as a result of implementing the Improvements Agreements.

12.  ESCROW PROVISIONS:   Upon  execution of  this Contract, Seller
     shall deposit with Nevada an amount equal to $5.00 per kilowatt of Contract Capacity. Within thirty (30) days of Commission approval of this Contract, Seller shall deposit with Nevada an additional amount equal to $20.00 per kilowatt of Contract Capacity. Seller's deposits shall be in addition to any other deposits required under this Contract. Seller's deposits shall be placed in escrow and shall accrue interest at the rate set by the Commission for interest paid on customer deposits.

     12.1 If this Contract is not approved by the Commission, Seller's escrow deposit and accrued interest shall be refunded to Seller within sixty (60) days of the Commission's failure to approve this Contract.

     12.2 If Seller achieves Firm Operation at the level of capacity specified in Section 1.4.3, Seller's escrow deposits and accrued interest shall be refunded to Seller within sixty (60) days of Firm Operation.

     12.3 If Seller achieves Firm Operation at a capacity level less than the level specified in Section 1.4.3, the refund of Seller's escrow deposits and accrued interest shall be prorated on the basis of actual performance. That portion of Seller's escrow deposits and accrued interest attributed to Seller's actual performance shall be refunded to Seller; the balance shall be totally forfeited to Nevada. Seller's refund shall be sent to Seller within sixty (60) days of Firm Operation.

     12.4 If Seller fails to achieve Firm Operation at any level, Seller's escrow deposits and accrued interest shall be totally forfeited to Nevada.

     12.5 Instead of cash deposits, Seller may substitute irrevocable letters of credit or surety bonds in the amounts of the escrow deposits. Such irrevocable letters of credit or surety bonds shall be in a form acceptable to Nevada.

13. BILLING PROVISIONS: Nevada's bills rendered in accordance with the requirements of this Contract shall be due upon receipt by Seller and payable within twenty (20) days of receipt by Seller. Seller shall make every reasonable effort to pay Nevada's bills promptly. If Seller fails to make timely payment of any of Nevada's bills, Nevada shall have the right, without liability, to withhold the amount due Nevada from payments due Seller for Capacity and Energy. Also, if Seller fails to make timely payment of any of Nevada's bills, Nevada shall have the right to exercise any other rights and remedies available to Nevada under the provisions of this Contract.

14. ASSIGNMENT AND DELEGATION: Neither Party shall assign any right nor delegate any duty under this Contract without the written consent of the other Party. Consent for assignment or delegation shall not be unreasonably withheld or delayed.

     Nevada hereby gives Seller the right to assign Seller's rights under this Contract as collateral in conjunction with project financing. However, Seller shall notify Nevada in writing within ten (10) working days following such assignment as collateral for project financing. Failure of Seller to accordingly notify Nevada shall nullify Nevada's consent for such assignment.

     If Seller assigns Seller's rights under this Contract as collateral in conjunction with project financing, and if Seller fails to perform in accordance with the terms and conditions of this Contract, then upon receipt of Nevada's written notice to Seller and Lender of such failure, Lender shall have the right to appoint, subject to Nevada's prior written approval, operating agents who shall assume responsibility for the construction, operation, and maintenance of Seller's Facilities. Nevada's approval shall not be unreasonably withheld or delayed. If Lender's operating agents fail to cure, or fail to commence action with all due diligence to cure, Seller's default within thirty (30) days of receipt of Nevada's written notification of such default, Nevada shall have the right without liability to terminate this Contract.

     Nevada shall also have the right to assume responsibility for the operation and maintenance of Seller's Facilities if Seller fails to perform in accordance with the terms and conditions of this Contract, and Lender fails to appoint operating agents to assume responsibility for the operation and maintenance of Seller's Facilities. However, if Nevada does not assume responsibility for the operation and maintenance of Seller's Facility, Nevada's failure to assume such responsibility in accordance with the provisions of this Contract shall not be deemed a waiver of any right or remedy Nevada may have under this Contract.

15.  TAXES:

     15.1 Seller and Nevada shall each pay ad valorem and other taxes properly attributed to their respective facilities.

     15.2 Seller and Nevada shall provide information concerning either Party's Facilities to any tax authority.

     15.3 Nevada shall pay franchise and other taxes properly attributed to Nevada's resale of Capacity and Energy.

16.  LIABILITY:

     16.1 Neither Party shall be saved harmless and indemnified from any loss and liability resulting from that Party's negligence or willful misconduct.

     16.2 Each Party shall release the other Party from any direct or indirect loss and liability, including attorney's fees and other costs of litigation, resulting from damages to property of the releasing Party arising out of the other Party's efforts to perform its obligations under this Contract, if such damages were not caused by negligence or willful misconduct of the indemnified Party.

     16.3 Each Party shall be solely responsible for the costs and liability of all claims brought by its employees or contractors, and shall save harmless and indemnify the other Party from all such costs and liability. Costs arising out of worker's compensation laws shall be considered employee related claims for the purposes of this section.

     16.4 Each Party  shall save  harmless and  indemnify the other
          Party from any direct or indirect loss and liability, including attorney's fees and other costs of litigation, resulting from the injury or death of any person and damage to any property of a third party arising out of the indemnifying Party's performance of obligations under this Contract if such injury, death, or damage was not caused by negligence or willful misconduct of the indemnified Party.

     16.5 If the Commission does not approve this Contract in accordance with Section 27 of the Contract, Seller shall release Nevada from any direct or indirect loss and liability, including attorney's fees and other costs of litigation, resulting from the actions of both Parties prior to the Commission's failure to approve the Contract.

17. INSURANCE: Until this Contract has been terminated, Seller shall maintain comprehensive general liability coverage with a minimum combined single limit per occurrence of five million dollars ($5,000,000.00). Seller's insurance policy shall be subject to Nevada's approval. Seller shall deliver a copy of Seller's insurance policy to Nevada prior to the date Seller's Interconnection Facilities are first energized. Seller's insurance policy shall provide for thirty (30) days written notice to Nevada of alteration or termination. Seller shall also provide an insured endorsement to Nevada in the form set forth in Exhibit F.

     If Seller fails to comply with the provisions of this section, Seller shall save harmless and indemnify Nevada from any direct or indirect loss and liability, including attorney's fees and other cost of litigation, resulting from the injury or death of any person or damage to any property if Nevada would have been protected had Seller complied with these requirements. If Seller fails to comply with the requirements of this section, Nevada shall have the right, without liability, to either refuse to connect Seller's Facilities to Nevada's system or to isolate Seller's Facilities from Nevada's system. Once isolated, Seller's Facilities shall remain isolated until Seller is in compliance with these requirements.

18.  UNCONTROLLABLE  FORCES:    Except  as  otherwise  provided  in
     Section 5, if Uncontrollable Forces renders a Party wholly or partially unable to perform any obligations under this Contract, the non-performing Party shall be excused from such performance if that Party delivers a written description of the problem to the other Party within two weeks of the occurrence. Statements should be included that the suspension of performance was no greater in magnitude and no longer in duration than was dictated by the problem; that the non-performing Party made every reasonable effort to alleviate the problem; and that the non-performing Party notified the other Party in writing as soon as the non-performing Party was able to resume full performance of its obligations under this Contract. Neither Party shall be required to settle any labor dispute on terms it considers are contrary to its best interests.

19. NON-DEDICATION OF FACILITIES: By this Contract, neither Party dedicates any part of its facilities to the public or to the service provided under this Contract. Such service shall cease upon termination of this Contract.

20. AMENDMENTS: Unless otherwise specified herein, all modifications to this Contract shall require Contract amendments. Amendments shall be in writing and shall be executed by both Parties, and shall be filed with the Commission for approval.

21. PREVIOUS COMMUNICATIONS: This Contract contains the entire agreement and understanding between the Parties thereby merging and superseding all prior agreements and representations by the Parties.

22. NON-WAIVER: Any waiver of the requirements or provisions of this Contract shall be in writing. The failure of either Party to insist upon strict performance of Contract requirements or provisions or to exercise any Contract right shall not be construed as a waiver of such Contract requirement or provision or a relinquishment of such Contract right.

23. DISPUTES: The Parties shall negotiate in good faith and attempt to resolve any dispute arising between the Parties and requiring an interpretation of the provisions of this Contract. However, if the Parties are unable to resolve any such dispute, either Party shall have the right to submit a demand to the other Party that such dispute be arbitrated. If such a demand is submitted, the dispute shall be resolved by arbitration conducted in accordance with the rules of the American Arbitration Association (AAA). The demanding Party shall file a request with the AAA for the selection, pursuant to the AAA rules, of a member of the AAA in good standing who shall serve as the sole arbitrator. After the arbitrator has been selected, the arbitration shall be held in Las Vegas, Nevada. The Parties shall proceed with the arbitration expeditiously and shall conclude all proceedings thereunder so that a decision may be rendered within one hundred twenty
     (120) days of the submittal of the demand for arbitration. Pending resolution of a dispute, the Parties shall proceed diligently with the performance of their obligations under this Contract. The award of the arbitrator shall be final and binding on both Parties and shall be enforceable by any court having jurisdiction over the Party against whom enforcement is sought. Each Party shall bear its own costs associated with resolution of the dispute except that all costs associated with the arbitration shall be apportioned in the award of the arbitrator based upon the respective merit of the claims of the Parties.

24.  REMEDIES:   Except as  otherwise set  forth in  this Contract,
     each Party, upon the other Party's failure to perform in accordance with the requirements of this Contract, shall have the right to exercise any right or remedy that Party may have at law or in equity including but not limited to compensation for monetary damages such as the cost of removal or abandonment of Nevada's Facilities and the incremental cost of replacement power plus the incremental installed cost of replacement generation and transmission facilities, injunctive relief, and specific performance. Neither Party shall be liable for any indirect, consequential, incidental, punitive, or exemplary damages. If applicable, forfeited escrow deposits and refunded Capacity and Energy payments shall be subtracted from monetary damages due Nevada in accordance with the requirements of this section.

25.  GOVERNING LAW:   This  Contract shall be interpreted under the
     laws of the State of Nevada as if executed and performed wholly within that state.

26. NATURE OF OBLIGATIONS: Unless otherwise agreed upon by the Parties and set forth herein, the duties, obligations, and liabilities of the Parties shall be several, not joint or collective. The requirements and provisions of this Contract shall not be construed as creating an association, trust, partnership, or joint venture, or as imposing a trust or partnership duty, obligation, or liability on either Party, or as creating any relationship between the Parties other than that of independent contractors for the sale and purchase of electric capacity and energy. Nothing in this Contract nor any action taken hereunder shall be construed as creating any duty, liability or standard of care to any person not a Party to this Contract.

27. COMMISSION APPROVAL: Within thirty (30) days of the Commission's acceptance of the stipulation entered into by the Parties in the Commission's Docket 91-10047, Nevada shall submit this Contract to the Commission for review and approval. This Contract shall be void if not approved by the Commission as executed.

28.  SIGNATURES:



     IN WITNESS WHEREOF, the Parties hereto have executed this Contract this 27th day of May, 1992.


NEVADA POWER COMPANY:           LAS VEGAS COGENERATION
                                LIMITED PARTNERSHIP:

By:    Steven W. Rigazio      By:    J. Thomas Fowlkes


Name:     Steven W. Rigazio   Name:  J. Thomas Fowlkes

Title:      Vice President    Title: President
             Treas. & CFO            United Cogen Corporation


APPROVED AS TO FORM:
Gloria Moore

                            EXHIBIT A
                       Payment Provisions



For the purposes of this exhibit, a summer season shall include the months of May, June, July, August, and September. The associated On-Peak hours shall be the twelve (12) hours from 10:00 am to 10:00 pm each day of the summer period; all other hours shall be Off-Peak hours.

For the purposes of this exhibit, a winter season shall include the months of January, February, March, April, October, November, and December. The associated On-Peak hours shall be the five (5) hours from 5:00 am to 10:00 am and the eight (8) hours from 4:00 pm to midnight each day of the winter period; all other hours shall be Off-Peak hours.

Maintenance months shall include the months of March, April, October, and November.

Except as otherwise provided, the rates ($/kWh) applicable to this Contract shall be:

                  Summer        Summer      Winter      Winter
                  On-Peak      Off-Peak    On-Peak    Off-Peak

     Capacity      0.04781     0.00000      0.02282    0.00000
     Energy        0.02273     0.01986      0.02273    0.01986
     Total         0.07054     0.01986      0.04555    0.01986

The above cited rates shall be effective from January 1, 1991 through April 30, 1992.

The above cited rates shall be adjusted annually, on May 1 of each year beginning with the annual adjustment date of May 1, 1992 and ending with the annual adjustment date May 1, 2023, by eighty (80) percent of the changes in the Consumer Price Index for all Urban Consumers; the base index shall be the index for January of 1991 (134.6).

                            EXHIBIT B
              Interconnection Facilities Agreement



WHEREAS, Nevada Power Company (Nevada) and Las Vegas Cogeneration
Limited Partnership  (Seller) entered  into a Contract for a Long
Term Power Purchase from Seller's Facilities located at North Las
Vegas, Nevada on the 27th day of May,1992, and

WHEREAS,  the   Parties  agreed  to  execute  an  Interconnection
Facilities Agreement (Exhibit B) as a condition of that Contract.

NOW, THEREFORE, Nevada and Seller agree to own, design, construct, operate, maintain, and improve the facilities required to implement the provisions of that Contract in accordance with the terms and conditions of that Contract and the additional terms and conditions set forth herein.

     1.   Purpose:

          1.1 This Exhibit B generally describes the facilities that shall be required to implement the requirements and provisions of the Contract and to designate those facilities as either Seller's Facilities or Nevada's Facilities. Since interconnection studies require data for Seller's Facilities that may have been unavailable upon execution of this Exhibit B, Nevada shall have the right to complete those studies in phases linked to the availability of such data and to modify this Exhibit B accordingly.

          1.2 Nothing in the Contract or this Exhibit B shall be construed, by virtue of the absence of a specific reference, as relieving either Party of the responsibility for all labor, equipment, and materials incidental to the construction of facilities designated herein as being the responsibility of that Party. Upon completion of construction, the facilities constructed per this Exhibit B should be fully capable of completing the interconnection between Nevada and Seller in accordance with the terms and conditions of the Contract and this Exhibit B.

     2.   Attachment of Documents:

          2.1 If necessary to accomplish the purposes of this Exhibit B, documents shall be attached and shall be a part of the Contract to the same extent as set forth herein.

          2.2 Preliminary documents shall be replaced with final documents as they become available.

          2.3  The  following   designated  documents   shall  be
               attached to this Exhibit B.

           X   Exhibit  B1:     "Procedures  For  Determining  QF
               Interconnection Facility Cost Responsibilities."

           X   Exhibit  B2:     A  "List  of  Drawings"  and  the
               referenced drawings,

           X   Exhibit B3:  a "List of Major Components",

           __  Exhibit B4:   a  "List of  Specifications" and the
               referenced specifications,

           __  Exhibit  B5:    a  "List  of  Standards"  and  the
               referenced standards, and

           X Exhibit B6: a "List of Miscellaneous Attachments" and the referenced attachments.

     3.   Interconnection Point:   The   Interconnection    Point
          shall be that point designated on Drawing No. 2.3.

     4.   Seller's Facilities:

          4.1 Seller's Facilities shall be those facilities designated on the attached drawings and List of Major Components.

          4.2 If set forth in the documents attached to this Exhibit B, Seller's Facilities shall conform to the specifications and standards attached hereto.

     5.   Nevada's Facilities:

          5.1 Nevada's Facilities shall be those facilities designated on the attached drawings and List of Major Components.

          5.2 If set forth in the documents attached to this Exhibit B, Nevada's Facilities shall conform to the specifications and standards attached hereto.

          5.3 The estimated cost of Nevada's Facilities which Seller shall be required to place construction deposits with Nevada is $1,100,000.

          5.4 Following receipt of Seller's authorization to proceed and Seller's deposit of the estimated cost of Nevada's Facilities, Nevada shall use its best efforts to complete the construction of Nevada's Facilities no later than February 1, 1994.

          5.5 The special provisions for Seller's construction deposits associated with Nevada's Facilities, as set forth in Miscellaneous Attachment No. 3, shall be applicable to the Contract.

     6.   Capacity and  Energy:   Meters and  metering  equipment
          shall be  installed inside  Nevada's relay  and control
          building  which   shall  be   located  within  Nevada's
          Switchyard.

     7. Protective Devices: The minimum set of protective devices required to protect Nevada's electric system whenever Seller's Facilities are connected to or operated in parallel with Nevada's electric system shall be the protective devices designated on a drawing to be agreed upon by the Parties and attached to this Exhibit B.

     8.   Signatures:

          IN WITNESS WHEREOF, the Parties hereto have executed this Exhibit B this 27th day of May, 1992.



NEVADA POWER COMPANY:           LAS VEGAS COGENERATION
                                LIMITED PARTNERSHIP:

By:    Steven W. Rigazio      By:    J. Thomas Fowlkes


Name:  Steven W. Rigazio      Name:  J. Thomas Fowlkes

Title: Vice President         Title: President
       Treas. & CFO                  United Cogen
                                     Corporation


APPROVED AS TO FORM:
Gloria Moore

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
                           EXHIBIT B1

                   PROCEDURES FOR DETERMINING
                QF INTERCONNECTION FACILITY COST
                        RESPONSIBILITIES



1.   Nevada   Power    Company   (NPC)    shall   determine   the
     interconnection facilities which will be built between NPC's system and a Qualified Facility (QF) based on the following requirements:

     a. Such facilities shall be adequate to maintain a minimum transfer capability which will allow the QF to sell the desired amount of power to NPC; and

     b.   Such   facilities    shall   maximize   the   efficient
          development of NPC's system for existing or future benefits.

2. The QF shall be responsible for the proportionate share of costs of the interconnection facilities which is adequate to transfer the amount of capacity and energy to be sold by the QF to NPC with the following exceptions.

     a. If such facilities are determined by NPC to not be needed to serve NPC's customers within five years of the in-service date, then QF shall be responsible for all costs. However, if NPC subsequently determines, within 10 years of the in-service date, that such facilities are needed to serve load, NPC shall refund, without interest, the cost of such interconnection facilities less the QF's proportionate share.

     b. If such facilities involve the rebuilding of a portion of NPC's system, the QF shall also be responsible for the portion of the interconnection costs plus income taxes, if applicable, for capacity NPC had available prior to the rebuilding.

3.   NPC  shall   be  responsible   for  those   costs   of   the
     interconnection facilities not covered in No. 2 above.

4.   Definitions:

     Interconnection Facilities: Those facilities constructed between the QF interconnection point and a point on NPC's system adequate to receive power from the QF. Such facilities shall include, but not be limited to, new or rebuilt transmission lines, substation modification, metering, relaying, and communication equipment. Interconnection facilities shall not include any modification of facilities beyond the point of receipt within NPC's system.

     Transfer Capability:   The normal rating of the transmission
     line based on NPC's standard rating of conductors, unless otherwise limited as determined by NPC.

          Example:   138 kV  transmission line using 954 MCM ACSR
          conductor shall  have  a  capability  of  (138kV)  (837
          amperes)(1.732) = 200 MW

     Proportionate Share: The ratio of the QF capacity amount to be sold to NPC relative to the transfer capability of the interconnection facilities.

          Example:   an 85  MW  QF  sale  to  NPC  on  a  200  MW
          transmission line shall produce a proportionate share of (85/200)(100%) =42.5%

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
                           EXHIBIT B2
                        List of Drawings



     Drawing Number      Description

          2.1            Transmission Requirement  to  Interconnect  -
                           dated 5/22/89

          2.2            Interconnection with Pecos and Craig
                         Substations                                 -
                           dated 5/22/89

          2.3            Interconnection Detail - dated 5/22/89

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
                               LVCOGEN
                PRELIMINARY INTERCONNECTION FACILITIES
                               DWG. 2.1


Area map bordered by Bruce Street, Gowan Road, Losee Road and Craig Road showing the relative location of the LVCOGEN 138 KV Substation and the Craig 138/12 KV Substation as well as existing 138 KV transmission line, new conductor on existing 138 KV double circuit structures, and new 138 KV double circuit structures.

                               LVCOGEN
                PRELIMINARY INTERCONNECTION FACILITIES
                               DWG. 2.2


Drawing  showing   existing  138  KV  PCBs  at  the  Pecos  and  Craig
Substations and a new 138 KV PCB at LVCOGEN with the existing and new transmission lines connecting these PCBs.

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                               LVCOGEN
                PRELIMINARY INTERCONNECTION FACILITIES
                               DWG. 2.3


Drawing showing interconnection detail at LVCOGEN.

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                           EXHIBIT B3
                    List of Major Components


                                                Constr.
                                                Deposit
  Description              Quantity   Owner     Required  Taxable

138 kV Termination         1          Nevada      Yes       No
(Craig Sub)

138 kV Transmission Line   1.6 miles  Nevada      Yes       No
(LV Cogen - Craig)

Provisions for future 138 kV          as req'd    Nevada    No
No
Breaker Bay

138 kV Breaker Bay         1          Nevada      Yes       No
(LV Cogen Sub)

138 kV Power Circuit Breaker          1           Nevada    Yes
No
(LV Cogen Sub)

138 kV Disconnects         2          Nevada      Yes       No
(LV Cogen Sub)

138/13.8 kV Transformer    as req'd   Seller      No        No
(LV Cogen Sub)

13.8 kV Switchgear         as req'd   Seller      No        No
(LV Cogen Sub)

Protective Devices
for Craig 138 kV PCB       as req'd   Nevada      Yes       No
for LV Cogen 138 kV PCB    as req'd   Nevada      Yes       No
for 138 kV Switchgear      as req'd   Seller      No        No

Metering Equipment (138 kV)           as req'd    Nevada    Yes
No

Remote Terminal Unit       1          Nevada      Yes       No

Automatic Synchronizing
Equipment                  as req'd   Seller      No        No

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
                           EXHIBIT B6
                List of Miscellaneous Attachments



                    Number              Description

                     1                  Temporary Easement

                     2                  Protective Equipment

                     3                  Special Provisions

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                 Miscellaneous Attachment No. 1
                       Temporary Easement




1. To facilitate the preparation of easements required by Nevada to implement the requirements of this Contract, Seller shall provide the following documents to Nevada:

     a.   A  map   or  maps  showing  the  location  of  Seller's
          Facilities and the ownership of all parcels which Nevada must traverse to gain access to the site of Seller's Facilities;

     b. A copy of the deed or deeds of ownership for all parcels which Nevada must traverse to gain access to the site of Seller's Facilities; and

     c. A letter, executed by the owners of all parcels which Nevada must traverse to gain access to the site of Seller's Facilities, granting Nevada the right of ingress and egress to implement the requirements of this Contract until such time as permanent easements, rights-of-way, and land rights have been obtained.

2. The above cited documents shall be delivered to Nevada coincident with Seller's deposit for Nevada's Facilities.

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
                 Miscellaneous Attachment No. 2
                      Protective Equipment




     Nevada has established minimum requirements essential for the safe and reliable operation of Qualifying Facilities operating in parallel with Nevada's system. Those requirements provide for control and protective equipment which is required to:

          1.   Protect Nevada's personnel and the general public;
          2.   Sense  and   properly  react  to  disturbances  on
     Nevada's system;
          3. Assist Nevada's efforts to maintain its system integrity.

     The following list presents the various devices and features generally required by Nevada as a prerequisite to operation of a Qualifying Facility in parallel with Nevada's electric system.

          1.   A dedicated transformer;
          2.   An interconnection disconnect;
          3.   A generator circuit breaker;
          4.   Under/over-voltage protection;
          5.   Under/over-frequency protection;
          6.   Ground fault protection;
          7.   Overcurrent relays with voltage restraint;
          8.   Automatic synchronizing;
          9.   Voltage and power factor regulation; and
         10.   No automatic line restoration equipment.

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
                 Miscellaneous Attachment No. 3
                       Special Provisions




1. Deposits for Nevada's Facilities for which Seller has been required to place construction deposits with Nevada: Seller shall have the option of establishing an escrow account to pay for Nevada's Facilities which Seller has been required to fund. Such escrow account shall be located at a Las Vegas area financial institution that has been approved by Nevada. Nevada's approval shall not be unreasonably delayed or withheld.

     Seller shall deposit the full estimated cost of Nevada's Facilities in the escrow account within thirty (30) days of Commission approval of the Contract. Nevada shall have the right to make withdrawals from the escrow account as required to pay materials and labor costs associated with construction of Nevada's Facilities.

     Seller shall not make withdrawals from the escrow account without Nevada's written approval. Seller's escrow account shall be established in a manner that precludes withdrawals without such approval.

     If the balance in Seller's escrow account is less than Nevada's actual cost for that portion of Nevada's Facilities for which Seller has been required to place a construction deposit with Nevada, Seller shall be billed for Nevada's excess cost in accordance with the provisions of Section 13 of the Contract.

     If the balance of Seller's escrow account exceeds Nevada's actual cost for that portion of Nevada's Facilities for which Seller has been required to place a construction deposit with Nevada, Nevada shall provide Seller with written authorization for Seller to withdraw such excess funds within sixty (60) days of completion of Nevada's Facilities.

2.   The Parties  agree to  collectively  put  forth  their  best
     efforts  to   achieve  Firm   Operation  of  The  Las  Vegas
     Cogeneration Project at Contract Capacity of 45 megawatts not later than June 1, 1994.

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                            EXHIBIT C
                Operations Coordination Agreement




WHEREAS, Nevada Power Company (Nevada) and Las Vegas Cogeneration
Limited Partnership  (Seller) entered  into a Contract for a Long
Term Power Purchase from Seller's Facilities located at North Las
Vegas, Nevada on the 27th day of May, 1992, and

WHEREAS, the Parties agreed to execute an Operations Coordination
Agreement (Exhibit C) as a condition of that Contract,

NOW  THEREFORE,   Nevada  and  Seller  agree  to  coordinate  the
operations of their respective facilities in accordance with the requirements and provisions of that Contract and the additional terms and conditions set forth herein.

     1.   Purpose:

          1.1  This Exhibit  C generally describes the procedures
               that  shall   be   required   to   implement   the
               requirements and provisions of the Contract.

          1.2 Nothing in the Contract or this Exhibit C shall be construed, by virtue of the absence of a specific reference, as relieving either Party of the responsibility for communicating with the other Party in a manner that will allow both Parties to operate their facilities in a safe manner consistent with the best interests of the Parties and the general public.

     2.   Communications:

          2.1  Seller  shall   maintain  telephone   service   to
               Seller's Generating Facility.

          2.2  The  following   points  of   contact  have   been
               designated for Operating Communications.

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
               2.2.1     Communications to Seller:
                    Seller's Operator (____) ____  -  _______

               2.22 Communications to Nevada:
                    Nevada's System Dispatcher    (702) 451-2026
                    Nevada's Program Coordinator  (702) 731-3382

                    Each Party shall notify the other Party in writing prior to changing any of the above cited points of contact.

          2.3  Unless otherwise specified herein, Nevada's System
               Dispatcher shall be the point of contact for Operating Communications with Nevada.

     3. Jurisdiction: When any of Seller's Facilities are connected to Nevada's electric system, those facilities shall be under the jurisdiction of Nevada's System Dispatcher. Seller's Operator shall comply with all of the instructions provided by Nevada's System Dispatcher at the time designated in the instructions. In the course of operating or maintaining Seller's Facilities, Seller's Operator shall not undertake any action that may have an adverse impact on Nevada's electric system integrity without contacting Nevada's System Dispatcher and receiving prior authorization. Such activities shall include, but not be limited to, energization or deenergization of Seller's Interconnection Facilities, connection of Seller's generators to Nevada's electric system, isolation of Seller's generators from Nevada's electric system, and adjustment of the amount of real or reactive power being delivered to Nevada's electric system.

          Only authorized representatives of Nevada shall be allowed to connect Seller's Interconnection Facilities to Nevada's electric system or to isolate Seller's
          Interconnection Facilities from Nevada's electric system. This restriction shall not be applicable to the operation of power circuit breakers and other protective devices that have been designed to react to abnormal conditions.

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
     4.   Operating Criteria:

          4.1 Power pool or coordinating council operating criteria applicable to Seller's Facilities shall be attached to this exhibit as Exhibit C1. Exhibit C1 shall be made a part hereof to the same extent as set forth herein.

          4.2 Nevada shall have the right to modify Exhibit C1 so that the criteria set forth therein are consistent with the criteria which Nevada must comply with as a result of Nevada's participation in a power pool or coordinating council. Nevada's modifications shall be written.

     5. Seller's Generators: The following procedures shall be used to connect Seller's generators to Nevada's electric system (connection), to disconnect Seller's generators from Nevada's electric system (isolation), and to adjust the output of Seller's Generating Facility.

          5.1  Connection Under Normal Conditions:

               5.1.1     Seller's Operator  shall notify Nevada's
                    Program Coordinator at least seventy-two (72) hours prior to connection of any of Seller's generators.

               5.1.2     Nevada's   Program   Coordinator   shall
                    advise Seller's Operator of any conditions that may preclude connection of Seller's generator at the time requested by Seller's Operator. If necessary, Seller's Operator shall adjust Seller's startup schedule to accommodate the changes requested by Nevada's Program Coordinator.

               5.1.3     At  lease   two  (2)   hours  prior   to
                    connection of any Seller's generators, Seller's Operator shall contact Nevada's System Dispatcher and provide the following information.

                    A.   The time  when Seller's Operator expects
                         Seller's turbine to start;

                    B.   The time  when Seller's Operator expects
                         to   connect   Seller's   generator   to
                         Nevada's electric system; and

                    C. The ramping rate that Seller's Operator expects to use while loading Seller's generator.

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
               5.1.4     Unless otherwise  instructed by Nevada's
                    System Dispatcher, Seller's Operator shall maintain communications with Nevada's System Dispatcher prior to and during synchronization of Seller's generator with Nevada's electric system.

               5.1.5     The  scheduling   requirements  of  this
                    section may be waived by Nevada's System Dispatcher if connection is requested after a Forced Outage or if Nevada's System Dispatcher deems it otherwise prudent to do so.

          5.2  Isolation Under Normal Conditions:

               5.2.1     Seller's Operator  shall notify Nevada's
                    Program Coordinator at least seventy-two (72)
                    hours  prior   to   isolation   of   Seller's
                    generator.

               5.2.2     Nevada's   Program   Coordinator   shall
                    advise Seller's Operator of any conditions that may preclude isolation of Seller's generators at the time requested by Seller's Operator. If necessary, Seller's Operator shall adjust Seller's shutdown schedule to accommodate the changes requested by Nevada's Program Coordinator.

               5.2.3     At  least   two  (2)   hours  prior   to
                    isolation of any of Seller's generators, Seller's Operator shall contact Nevada's System Dispatcher and provide the following information:

                    A.   The ramping  rate that Seller's Operator
                         expects  to   use  to   unload  Seller's
                         generator;

                    B.   The time  when Seller's Operator expects
                         to  isolate   Seller's  generator   from
                         Nevada's electric system; and

                    C. The time when Seller's Operator expects to shut down Seller's turbine.

               5.2.4     Unless otherwise  instructed by Nevada's
                    System Dispatcher, Seller's Operator shall maintain communications with Nevada's System Dispatcher prior to and during isolation of Seller's generator from Nevada's electric system.

               5.2.5     The  scheduling   requirements  of  this
                    section may be waived by Nevada's System Dispatcher if isolation is required by a Forced Outage or if Nevada's System Dispatcher deems it otherwise prudent to do so.

          5.3  Output Adjustment Initiated By Seller:

               5.3.1     If  abnormal   conditions   require   an
                    adjustment in the output of Seller's Generating Facility that is being delivered to Nevada, Seller's Operator shall contact Nevada's System Dispatcher and provide the following information to Nevada's System Dispatcher.

                    A. The reason why Capacity and Energy being delivered to Nevada must be adjusted;

                    B. The amount and the expected duration of the adjustment;

                    C.   The time  when Seller's Operator expects
                         to  begin   adjusting  the   output   of
                         Seller's generator;

                    D.   The ramping  rate that Seller's Operator
                         expects  to   use  while  adjusting  the
                         output of Seller's generator; and

                    E. The level of deliveries of Capacity and Energy to Nevada that Seller expects to maintain after the output of Seller's generator has been adjusted to the prescribed level.

               5.3.2     After the  abnormal condition  has  been
                    alleviated, Seller's Operator shall comply with the applicable provisions of Section 5.1 or Section 5.2 of this exhibit while restoring the output of Seller's generator to the normal level.

     6. Curtailments: Consistent with the provisions of the Contract, Nevada's System Dispatcher shall have the right to either order reductions in the output of Seller's Generating Facility or the isolation of any of Seller's Facilities from Nevada's electric system. To the extent possible, Nevada shall attempt to notify Seller's Operator in advance of such reductions and isolations. Regardless of the notice provided, the following procedure shall be applicable.

          6.1 Nevada's System Dispatcher shall contact Seller's Operator and instruct Seller's Operator to reduce the output of Seller's Generating Facility to the prescribed level over the specified period of time.

          6.2  Seller's  Operator  shall  reduce  the  output  of
               Seller's Generating Facility to the prescribed level in accordance with the instructions from Nevada's System Dispatcher. If Nevada's System Dispatcher is unable to contact Seller's Operator or if Seller's Operator fails to comply with the instructions from Nevada's System Dispatcher, Nevada's System Dispatcher shall isolate Seller's Facilities from Nevada's electric system.

          6.3 Unless Nevada's System Dispatcher has established an alternative procedure, Seller's Operator shall notify Nevada's System Dispatcher after the output of Seller's Generating Facility has been reduced to the prescribed level. Once reduced, Seller's Operator shall not increase the output of Seller's Generating Facility until instructed to do so by Nevada's System Dispatcher.

          6.4 After the condition dictating the reduction has passed or Nevada's electric system has been adjusted to accommodate increased deliveries from Seller's Facilities, Nevada's System Dispatcher shall instruct Seller's Operator to return Seller's Generating Facility to its normal operating status.

     7.   Reactive Power:

          7.1 Seller shall provide the reactive power required to maintain voltage at Seller's 138 kV bus in the range from 138,000 volts to 144,900 volts: or,

               Seller shall provide the reactive power required to maintain power factor at the 138 kV bus in the range from ninety (90) percent lagging to one hundred (100) percent, whichever has been designated by Nevada's System Dispatcher.

          7.2 If Seller's Operator is unable to maintain the specified voltage or power factor, whichever is applicable, within the prescribed range, Seller's Operator shall immediately contact Nevada's System Dispatcher and describe the nature of the problem that precludes maintaining the specified voltage or power factor.

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          7.3  Nevada's System Dispatcher shall then describe any
               remedial actions to be taken by Seller's Operator.

          7.4  Seller's Operator shall implement the instructions
               provided  by   Nevada's  System   Dispatcher   for
               alleviation of the abnormal conditions.

     8. Operation and Maintenance Logs: Seller's operation and maintenance logs shall contain the following minimum information:

          8.1 The gross real and reactive power output of Seller's Generating Facility and Seller's real and reactive power consumption, both on an hourly basis, or the real and reactive power delivered to Nevada by Seller, on an hourly basis.

          8.2 The date and time at which any of Seller's generators are connected to or isolated from Nevada's electric system.

          8.3 The date and time of any unscheduled operations of Seller's power circuit breakers and a list of relay targets from the protective devices that may have caused those circuit breakers to operate.

          8.4 The beginning and ending dates and times for all periods during which Seller's Generating Facility is operated at less than full output and a description of the reasons for the reduced output.

          8.5  A description of any other unusual events.

          8.6 The date and time of all telephone calls placed to Nevada's System Dispatcher or Nevada's Program Coordinator and a summary of the information that was exchanged during the telephone conversation.

          8.7 Any other information that may be reasonably required by Nevada's System Dispatcher.

     9.   Abnormal Conditions:   Seller  shall immediately notify
          Nevada's System  Dispatcher of any abnormal conditions.
          Abnormal conditions shall always include the following:

          9.1 Conditions that may result or may have resulted in injury to Nevada's or Seller's personnel or the general public.

          9.2 Conditions that may result or may have resulted in damage to Nevada's or Seller's property or the property of the general public.

          9.3 Conditions that may adversely affect or may have adversely affected Nevada's ability to provide electric service to Nevada's customers.

          9.4 Conditions that may adversely affect or may have adversely affected Seller's ability to produce and deliver Capacity and Energy to Nevada.

          9.5 Conditions that may cause or may have caused an unscheduled reduction in the rate of delivery of electric energy to Nevada.

          9.6  Conditions that  may cause  or may  have caused an
               unscheduled   isolation   of   any   of   Seller's
               Facilities from Nevada's electric system.

     10.  Scheduled Outages:   Seller shall make every reasonable
          effort to schedule all outages in accordance with Nevada's electric system requirements.

          10.1 On or before January 1, and July 1 of each year, Seller shall provide a written schedule of outages to Nevada for Seller's Facilities. Seller's schedule shall cover the following twenty-four
               (24) month period beginning with the date on which the schedule is provided to Nevada. Seller's schedule shall be mailed to Nevada's Program Coordinator at Mail Station 58, Nevada Power Company, P. O. Box 230, Las Vegas, NV 89151.

          10.2 Nevada's Program Coordinator shall advise Seller's
               Operator  of   any  changes   to  Seller's  outage
               schedule that may be required to maintain Nevada's electric system integrity.

          10.3 If necessary,  Seller's Operator  shall reschedule
               Seller's outages  in accordance  with the  changes
               that   are    described   by    Nevada's   Program
               Coordinator.

          10.4 Unless  conditions   dictate  otherwise,  Seller's
               Operator shall accomplish outages in accordance with Seller's schedule as modified by Nevada's
               Program Coordinator.

          10.5 If Seller's outage schedule must be adjusted for reasons beyond Seller's reasonable control, Seller's Operator shall contact Nevada's Program
               Coordinator  who   shall  adjust  Seller's  outage
               schedule as necessary.

          10.6 If  unforeseen   circumstances  require   Seller's
               Operator  to   schedule  outages   that  were  not
               addressed on  Seller's outage  schedule,  Seller's

               Operator   shall    contact    Nevada's    Program
               Coordinator and advise Nevada's Program Coordinator of Seller's requirements. Nevada's Program Coordinator shall make every reasonable effort to adjust Seller's outage schedule as requested by Seller's Operator.

     11.  Relay Calibration:   Seller shall make every reasonable
          effort to  schedule testing and calibration of Seller's
          protective  devices   in   accordance   with   Nevada's
          requirements.

          11.1 Seller's Operator shall notify Nevada's Program Coordinator at least thirty (30) days prior to any scheduled testing or calibration of Seller's protective devices. Seller's notice shall include Seller's proposed schedule for testing or calibration of individual protective devices.

          11.2 Nevada's Program Coordinator shall advise Seller's Operator of any potential conflicts that may preclude testing or calibration of Seller's protective devices. Seller's Operator shall adjust Seller's schedule as requested by Nevada's Program Coordinator.

          11.3 Prior to removing any of Seller's protective devices from operation, Seller's Operator shall advise Nevada's System Dispatcher of Seller's intent. Nevada's System Dispatcher shall withhold authorization for removal of Seller's protective devices from service if such removal will adversely affect Nevada's Electric System Integrity. Seller shall not remove any protective devices from operation without authorization from Nevada's System Dispatcher.

          11.4 After any of Seller's protective devices have been
               returned to  normal operation,  Seller's  Operator
               shall   advise    Nevada's    System    Dispatcher
               accordingly.

          11.5 After any of Seller's protective devices have been tested or calibrated, Seller shall provide a copy of the Seller's test reports to Nevada. Such reports shall be mailed to Nevada's Program Coordinator or provided to Nevada's representative if Nevada monitors Seller's testing or calibration.

     12.  Maintenance Authorization:

          12.1 Seller shall not perform any maintenance on Seller's energized Facilities without prior authorization from Nevada. Normally, such authorization shall only be provided for the maintenance of control equipment and protective devices if the equipment and devices cannot be deenergized during the maintenance.

          12.2 Seller shall not perform any maintenance on Seller's energized Facilities without a clearance from Nevada's System Dispatcher. Seller's Operator shall use the following procedure to obtain a clearance.

               12.2.1 To  arrange  for  the  clearance,  Seller's
                      Operator  shall  contact  Nevada's  Program
                      Coordinator at lease seventy-two (72) hours
                      prior to  a  requested  outage,  unless  an
                      emergency   exists.      Nevada's   Program
                      Coordinator shall make every reasonable effort to schedule the outage in accordance with Seller's request.

               12.2.2 Nevada's Program  Coordinator shall  advise
                      Seller of  any conditions that may preclude
                      isolation  of  Seller's  Facilities.    The
                      schedule  for   Seller's  outage  shall  be
                      adjusted accordingly.

               12.2.3 Switching to  isolate  Seller's  Facilities
                      from  Nevada's  electric  system  shall  be
                      completed    by     Nevada's     authorized
                      representative  who   shall  be  acting  in
                      accordance  with   an  approved   switching
                      program and under the direction of Nevada's
                      System Dispatcher.   After the switching to
                      isolate  Seller's   Facilities   has   been
                      completed, Nevada's System Dispatcher shall
                      issue  a  clearance  to  Seller's  Operator
                      releasing  the   isolated   facilities   to
                      Seller's  Operator   for   the   prescribed
                      maintenance.   Under no circumstances shall
                      Seller physically  contact any  of Seller's
                      Facilities  that   are  normally  energized
                      until those facilities have been released to Seller's Operator.

               12.2.4 Isolation   of   Seller's   Interconnection
                      Facilities from  Nevada's  electric  system
                      shall  be   accomplished  at   a   lockable
                      disconnect.   Seller shall  not attempt  to
                      operate the disconnect, attempt to remove the lock from the disconnect, or attempt to remove any safety tags that accompany the lock.

               12.2.5 Seller  shall   complete   maintenance   in
                      accordance   with    prudent    maintenance
                      practices.  Seller shall take all necessary
                      steps to  ensure that  maintenance will  be
                      conducted  in   a  manner   that  does  not
                      endanger   the   safety   of   persons   or
                      equipment.         Nevada    assumes     no
                      responsibility  for  the  safety  and  well
                      being of Seller's personnel or contractors.
                      Nevada  assumes   no   responsibility   for
                      Seller's equipment.

               12.2.6 After Seller  has completed  the prescribed
                      maintenance  on   Seller's  Interconnection
                      Facilities, removed all protective grounds,
                      and returned those facilities to the normal
                      operating  condition,   Seller's   Operator
                      shall contact  Nevada's  System  Dispatcher
                      and   release    the   previously    issued
                      clearance.

               12.2.7 After Seller's  Operator has  released  the
                      previously issued  clearance  and  Seller's
                      Facilities  have   been  inspected  to  the
                      extent deemed  necessary by Nevada's System
                      Dispatcher  to  protect  Nevada's  Electric
                      System   Integrity,   Nevada's   authorized
                      representative, acting  in accordance  with
                      an approved switching program and under the
                      direction of  Nevada's  System  Dispatcher,
                      shall  energize   Seller's  Interconnection
                      Facilities.   Nevada's inspection  shall be
                      solely  for  Nevada.    Nevada  assumes  no
                      responsibility  for  the  safety  and  well
                      being of  Seller's personnel, the personnel
                      of Seller's  contractors,  or  the  general
                      public.   Nevada assumes  no responsibility
                      for Seller's equipment or the property of the general public.

     13.  Signatures:

          IN WITNESS WHEREOF, the Parties hereto have executed this Exhbit C this 27th day of May, 1992.



NEVADA POWER COMPANY:           LAS VEGAS COGENERATION
                                LIMITED PARTNERSHIP:

By:    Steven W. Rigazio      By:    J. Thomas Fowlkes


Name:  Steven W. Rigazio      Name:  J. Thomas Fowlkes

Title: Vice President         Title: President
       Treas. & CFO                  United Cogen
                                     Corporation


APPROVED AS TO FORM:
Gloria Moore

                     EXHIBIT  D
               Project Improvement Agreement



     [Intentionally left blank, pending the need for such agreement pursuant to Section 11 of the Contract.]

                            EXHIBIT E
            Procedure For Establishing Firm Operation



1.   Tests for  establishing Firm  Operation shall  be  conducted over a  period of not more than one hundred (100) continuous
     hours.    A  separate  test  shall  be  performed  for  each
     generator or group of generators.

2. Seller shall notify Nevada's Operating Representative at least fifteen (15) days prior to the start of each of Seller's proposed test periods.

3.   Nevada shall have the right to monitor Seller's tests.

4. Firm Operation testing shall not be permitted during the months of July, August, and September.

5. If Seller's test is conducted during the months of October through April, inclusive, Seller's actual performance (KW) shall equal Seller's actual energy (KWH) produced and delivered to Nevada during the test period divided by one hundred and ten (110) hours.

6. If Seller's test is conducted during the months of May through June, inclusive, Seller's actual performance (KW) shall equal Seller's actual energy (KWH) produced and delivered to Nevada during the test period divided by one hundred (100) hours.

7. Seller shall notify Nevada's Operating Representative in writing of the results of Seller's tests. Seller's notices shall contain sufficient information to allow Nevada to confirm Seller's actual performance. Seller shall be considered to have attained Firm Operation at Seller's actual performance or Contract Capacity, whichever is lower, upon Nevada's receipt of Seller's notices that Seller complied with the provisions of this exhibit and that Seller does not elect retesting.

8. If Seller elects retesting, the procedure set forth herein shall be applicable in its entirety.

                            EXHIBIT F
                   Form of Insured Endorsement



Seller shall provide an insured endorsement in substantially the following form: "In consideration of the premium charged, Nevada Power Company (Nevada) is named as additional insured with respect to all liabilities arising out of Seller's ownership and use of Seller's Facilities. The inclusion of more than one insured under this policy shall not operate to impair the rights of one insured against another insured and the coverages offered by this policy shall apply as though separate policies had been issued to each insured. The inclusion of more than one insured under this policy shall not, however, operate to increase the limit of the carrier's liability. Nevada shall not, by reason of its inclusion under this policy, incur any liability to the insurance carrier for payment of any premium for this policy. Any other insurance carried by Nevada that may be applicable shall be excess insurance and Seller's insurance shall be primary for all purposes despite any conflicting provisions in Seller's policy."

                            EXHIBIT G
                    Standby Service Agreement




WHEREAS, Nevada Power Company (Nevada) and Las Vegas Cogeneration
Limited Partnership  (Seller) entered  into a Contract for a Long
Term Power Purchase from Seller's Facilities located in North Las
Vegas, Nevada on the 27th day of May, 1992, and

WHEREAS, Seller wants Standby Service from Nevada,

NOW  THEREFORE,   Nevada,  in   exchange  for   the  compensation
referenced herein, hereby agrees to provide Standby Service to Seller pursuant to the terms and conditions of that Contract and the additional terms and conditions set forth herein.

     1.   General:

          1.1  Standby Capacity:  1000 KW.

          1.2  Expected  Annual   Standby   Energy   Requirement:
               500,000 KWH.

          1.3  Standby Term:  Coincident with the Contract Term.

     2.   Definitions:   When used in this Contract and initially
          capitalized  the   following  terms   shall  have   the
          indicated meaning:

          2.1  Standby Capacity:   Seller's  capacity requirement
               that  Nevada   is  obligated   to  serve  whenever
               Seller's Generating Facility experiences a Forced or Scheduled Outage.

          2.2  Standby Term:   The  period  during  which  Nevada
               shall provide Standby Service.

     3. Termination: Unless otherwise provided within this Exhibit G, this Exhibit G shall become effective upon execution by the Parties and shall be terminated upon expiration of the Standby Term set forth in Section 1.3.

     4. Standby Metering: Meters and metering equipment required to measure Standby Service shall be installed in accordance with Nevada's Tariff. Meters so installed shall be equipped with detents to preclude reversal. If Nevada's meters fail to register, Nevada shall render bills to Seller based upon Nevada's estimate of Seller's Standby Service requirements. Estimated bills shall have the same force and effect as actual bills.

     5. Capacity Provisions: Standby Capacity shall not exceed five (5) percent of Contract Capacity.

          5.1 Standby Capacity Reduction: After Seller has attained Firm Operation, Seller shall have the right to reduce Standby Capacity by providing six
               (6) months prior written notice of Seller's intent. The provisions of this Exhibit G shall be applicable to the reduced Standby Capacity.

          5.2 Standby Capacity Increase: After Seller has attained Firm Operation, Seller shall have the right to increase Standby Capacity by providing six (6) months prior written notice of Seller's intent. The provisions of this Exhibit G shall be applicable to the increased Standby Capacity.

     6.   Attachment of Documents:

          6.1 If necessary to accomplish the requirements of this Exhibit G, documents shall be attached hereto and made a part hereof to the same extent as set forth herein.

          6.2 Preliminary documents shall be replaced with final documents as final documents become available.

          6.3 Standby meters and metering equipment shall be installed in the location designated on Drawing
               No. 2.3, Exhibit B2.

     7. Billing Provisions: Seller shall pay for Standby Service at Nevada's Tariff Schedule SS rates effective when such Standby Service is provided. Nevada shall render monthly bills to Seller for Standby Service.

     8.   Signatures:

          IN WITNESS WHEREOF, the Parties hereto have executed this Exhibit G this 27 th day of May, 1992.



NEVADA POWER COMPANY:           LAS VEGAS COGENERATION
                                LIMITED PARTNERSHIP:

By:    Steven W. Rigazio      By:    J. Thomas Fowlkes


Name:  Steven W. Rigazio      Name:  J. Thomas Fowlkes

Title:  Vice President         Title: President
        Treas. & CFO                  United Cogen
                                      Corporation


APPROVED AS TO FORM:
Gloria Moore

                            APPENDIX A
               LIST OF GRAPHIC AND IMAGE MATERIAL


1. Drawing of transmission requirement to interconnect. See page B-8 of Exhibit B1 to the contact for a description of the drawing.
2. Drawing of interconnection with Pecos and Craig Substations. See page B-9 of Exhibit B1 to the contact for a description of the drawing.
3. Drawing of interconnection detail. See page B-10 of Exhibit B1 to the contact for a description of the drawing.